                                                                      Exhibit 21



                         Subsidaries of the Registrant

                                   Exhibit 21


                                                     State of
Subsidiaries of Registrant                         Incorporation
- --------------------------                         -------------


American Homeware Company                          Ohio

Baxter Tube Company                                Ohio

CCP Industries, Inc.                               Ohio

Cleveland Cotton Products Company                  Delaware

Design Trend, Inc.                                 Ohio

Ever-Ready Appliance Mfg. Co.                      Missouri

Pressing Supply Company                            Ohio

Plezall Wipers Incorporated                        Ohio

The Tranzonic Companies                            Delaware